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EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

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

                                                                           QUARTER ENDED DECEMBER 31,
                                                                           --------------------------
                                                                            1996           1995
                                                                            ----           ----
PRIMARY LOSS PER COMMON SHARE:
Net income (loss) before extraordinary item                                $  433,000    $  (958,000)

Preferred dividend requirement                                                (58,000)       (58,000)
                                                                           -----------    -----------
Net income (loss) before extraordinary item applicable
   to common shareholders                                                  $  375,000    $(1,016,000)
                                                                           -----------    -----------
                                                                           -----------    -----------
Net income (loss)                                                          $  433,000    $  (849,000)

Preferred dividend requirement                                                (58,000)       (58,000)
                                                                           -----------    -----------
Net income (loss) applicable to common shareholders                        $  375,000    $  (907,000)
                                                                           -----------    -----------
                                                                           -----------    -----------
Weighted average number of shares outstanding
  Common stock                                                             34,358,000     17,939,000
  5% convertible preferred stock                                              271,000
  5% Series B convertible preferred stock                                   1,107,000
  Common stock purchase options and warrants                               14,239,000
  Assumed repurchase of common stock                                       (5,164,000)
                                                                           -----------    -----------
Weighted average number of shares outstanding                              44,811,000     17,939,000
                                                                           -----------    -----------
                                                                           -----------    -----------
Primary income (loss) per common share before extraordinary item           $     0.01    $     (0.06)
                                                                           -----------    -----------
                                                                           -----------    -----------
Primary income (loss) per common share                                     $     0.01    $     (0.05)
                                                                           -----------    -----------
                                                                           -----------    -----------

                                                                         SIX MONTHS ENDED DECEMBER 31,
                                                                         -----------------------------
                                                                            1996           1995
                                                                            ----           ----
PRIMARY LOSS PER COMMON SHARE:
Net income (loss) before extraordinary item                                $  858,000    $(1,856,000)

Preferred dividend requirement                                                (58,000)       (58,000)
                                                                           -----------    -----------
Net income (loss) before extraordinary item applicable
   to common shareholders                                                  $  800,000    $(1,914,000)
                                                                           -----------    -----------
                                                                           -----------    -----------
Net income (loss)                                                          $  858,000    $(1,740,000)

Preferred dividend requirement                                                (58,000)       (58,000)
                                                                           -----------    -----------
Net income (loss) applicable to common shareholders                        $  800,000    $(1,798,000)
                                                                           -----------    -----------
                                                                           -----------    -----------

Weighted average number of shares outstanding
  Common stock                                                             34,152,000     17,690,000
  5% convertible preferred stock                                              271,000
  5% Series B convertible preferred stock                                   1,107,000
  Common stock purchase options and warrants                               14,239,000
  Assumed repurchase of common stock                                       (4,422,000)
                                                                           -----------    -----------
Weighted average number of shares outstanding                              45,347,000     17,690,000
                                                                           -----------    -----------
                                                                           -----------    -----------
Primary income (loss) per common share before extraordinary item           $     0.02    $     (0.11)
                                                                           -----------    -----------
                                                                           -----------    -----------
Primary income (loss) per common share                                     $     0.02    $     (0.10)
                                                                           -----------    -----------
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